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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: OCTOBER 29, 2003
                        (Date of earliest event reported)



                                HAWK CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                  001-13797               34-1608156
  (State or other jurisdiction       (Commission           (I.R.S. Employer
        of incorporation)            File Number)       Identification Number)

             200 PUBLIC SQUARE, SUITE 30-5000, CLEVELAND, OHIO 44114 (Address of principal executive offices including zip code)

                                 (216) 861-3553
              (Registrant's telephone number, including area code)


ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
          PLANS

By notice dated October 29, 2003, Hawk Corporation ("Hawk") notified its employees that it will be consolidating several defined contribution retirement plans effective January 1, 2004. Hawk will consolidate the Friction Products Co. Profit Sharing Plan, Hawk Corporation 401(k) Savings and Retirement Plan, S.K. Wellman Retirement Savings and Profit Sharing Plan, Hawk Motors Employees' 401(k) Plan, Quarter Master Industries, Inc. Profit Sharing Plan and Trust and Sinterloy Corporation 401(k) Plan (the "Plans") into the new Hawk Corporation 401(k) Savings and Retirement Plan. Hawk will not be consolidating the Helsel, Inc. Employees' Savings and Investment Plan and the Helsel, Inc. Employees' Retirement Plan (the "Helsel Plans") into the new Hawk Corporation 401(k) Savings and Retirement Plan on January 1, 2004.

As a result of this change, the participants of the Plans and the Helsel Plans will be temporarily unable to direct or diversify investments in their individual accounts or obtain a distribution from the Plans or the Helsel Plans. The limitation with respect to investments will apply to, among other investments, shares of Hawk common stock held in participant accounts.

The blackout period for the Plans and the Helsel Plans will be effective December 5, 2003 at 3:00 p.m. Eastern Time, until Monday, December 22, 2003 at 8:00 a.m. Eastern Time.







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Hawk has designed Thomas A. Gilbride, Plan Administrator, 200 Public Square,
Suite 30-5000, Cleveland, Ohio 44114, 216-861-3553 to respond to inquiries about the blackout period.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2003                     HAWK CORPORATION

                                           By:  /s/ Thomas A. Gilbride
                                               ---------------------------------
                                                    Thomas A. Gilbride
                                                    Vice President - Finance
                                                    and Treasurer



















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